EXHIBIT 4.3


                                ESCROW AGREEMENT


        ESCROW AGREEMENT ("Escrow Agreement") dated as of December 10, 1999 by and among BrowseSafe.Com, Inc., a Nevada corporation, with a principal executive office at 335 West Ninth Street, Indianapolis, Indiana 46202-3003 ("BSC") and Rim Capital Group, L.L.C. ("Purchaser") and Edward U. Burnbaum, Esq., having a principal place of business at 300 East 42nd Street, New York, New York 10017 ("Escrow Agent")

        WHEREAS:

     A. The Purchaser and BSC entered into a Securities Subscription Agreement dated as of December 10,1999 ("Agreement"), in which, inter alia. the Purchaser agreed to purchase BSCs 8% Series A Senior Subordinated Convertible Debenture ("Debentures");

     B. Pursuant to the Agreement, the Debenture is to be delivered to the Escrow Agent to hold and administer in accordance with the terms and conditions of this Escrow Agreement.

     NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. Escrow Agent is hereby appointed as escrow agent and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by BSC and Purchaser.

     2. Initial Funding. On the date hereof, the Purchaser shall transfer to BSC the sum of USD$ 100,000 by wire transfer, less any fees which BSC has agreed to pay by virtue of a separate agreement.

        3.     Issuance and Delivery of the Debenture,
               Security Stock and Resolution to the Escrow Agent

     (a) (i) On the date hereof, BSC shall issue in the name of the Purchaser and deposit with the Escrow Agent the Debenture in the face amount of $750,000 as provided in the Agreement. If BSC is not paid the full Purchase Price for the Debenture, as provided in this Escrow Agreement, then the Debenture, or any portion of the Debenture which is not paid for at the time when payment is due to be made, may be canceled by BSC, and the Escrow Agent, upon written notice of such cancellation from BSC, shall promptly return the Debenture and any Security Stock which the Escrow Agent is holding to BSC. Upon such cancellation and return of the Debenture and the return of any Security Stock which the Escrow Agent is holding, the parties shall have no further obligations or liabilities each to the other under this Escrow Agreement, the Agreement or the Debenture.


     (ii) Either BSC or the Purchaser shall have the right to cancel the Debenture prior to January 19, 2000 by written notice given to the other party. Notwithstanding such cancellation Purchaser shall have the right to receive shares of common stock in accordance with all Notices of Conversion given by Purchaser to BSC prior to January 19, 2000 for that portion of the Debenture paid for by Purchaser prior to January 19, 2000, and shall retain all rights and remedies available to Purchaser under this Escrow Agreement, the Agreement and the Debenture in order to obtain such shares, including but not limited to exercising his rights available through the Resolution and in the Security Stock, as described and defined below, in the event BSC fails to honor any Notices of Conversion. Upon such written notice of cancellation, and return of the Security Stock and Debenture to BSC by the Escrow Agent; subject to Purchaser's rights hereunder, neither the Escrow Agent, BSC nor Purchaser shall have any further obligations or

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liabilities to the other. In the event no written notice of cancellation is given, then the terms and conditions of this Escrow Agreement, the Agreement and the Debenture shall remain in full force and effect.

        (b) On the date hereof, BSC shall deliver to the Escrow Agent a resolution in the form annexed hereto as Exhibit A ("Resolution"), instructing BSC's transfer agent Alexis Stock Transfer, 422450 Bob Hope Drive, Suite 225. Rancho Mirage, California 92279 ("Transfer Agent") to issue to Purchaser shares of BSC's common stock registered in the name of the Purchaser, free trading and without restrictive legend as provided in Section 5(b) of the Agreement, in an amount up to $750,000, or at some lesser amount as the Escrow Agent, in his sole discretion may direct the transfer agent, at a price per share which is 75% of the lowest closing bid price of BSC's common stock as reported on the National Association of Securities Dealers Electronic Bulletin Board for the 3 consecutive trading days immediately preceding the date of receipt of the Resolution by transfer agent, and providing that BSC shall not change its transfer agent from the Transfer Agent, without the express written consent and directive of the Escrow Agent. The Resolution may be delivered by the Escrow Agent to the Transfer Agent in the event that, for any reason whatsoever, BSC fails to honor any Notice of Conversion as provided in the Debentures and this Escrow Agreement, or BSC commits a material breach at the Agreement, the Debentures, or this Escrow Agreement, or in the event that BSC changes or attempts to change its transfer agent from the Transfer Agent without to express written consent of the Purchaser. Upon written demand from the Purchaser, Escrow Agent shall deliver the resolution to the Transfer Agent as provided in this
Section 3(b). Delivery of the Resolution to the Transfer Agent and the issuance of shares by the Transfer Agent in accordance with the Resolution shall not preclude the Purchaser from exercising any and all other remedies available to the Purchaser against BSC for a breach of the Agreement, the Debentures, or this Escrow Agreement. Escrow Agent shall be entitled to honor any such written demand from the Purchaser and shall ignore any demand or instructions to the contrary from BSC.

        (c) On the date hereof, BSC shall deliver to the Escrow Agent 500,000 shares of its publicly traded common stock, symbol "PGPG", which shall be freely tradeable and without restrictive legend of any nature, and shall be deposited in a securities trust account for the benefit of Purchaser or its agent ("Security Stock"). Escrow Agent acknowledges the receipt from BSC of 50,000 shares of BSC' s common stock which shall be included in the definition of Security Stock. In the event of a Default, or if, for any reason, BSC is unable to deliver Conversion Shares to the Purchaser as required under the Agreement, the Debenture and this Escrow Agreement, then upon written notice to the Escrow Agent, the Security Stock shall be delivered to the Purchaser to enable Purchaser to continue conversions of the Debenture in accordance with the terms of the Debenture, or to satisfy any other obligations of BSC to the Purchaser pursuant to the Agreement, the Debenture or this Escrow Agreement. Upon Maturity and payment of the Debenture, or upon conversion of the entire Debenture into Conversion Shares, or upon transfer of Security Stock to the Purchaser in accordance with this Section 3(c) and performance by BSC of its obligations asset forth herein, or upon cancellation fo the Debenture pursuant to Section 3(a)(ii) of this Escrow Agreement, any remaining Security Stock and the Debenture shall be delivered by the Escrow Agent to BSC, and upon such delivery, none of the parties to this Escrow Agreement shall have any further obligations to the other. Transfer to the Purchaser of the Security Stock and the Debenture shall not preclude the Purchaser from exercising any and all other remedies available to the Purchaser against BSC for a breach of the Agreement, the Debenture or this Escrow Agreement.

        4. Custody and Disposition of the Debenture and Security Stock. The Escrow Agent shall hold and dispose of the Debenture and Security Stock only in accordance with the terms of this Escrow Agreement. The Escrow Agent shall not transfer, assign or dispose of the Debenture without the prior written consent of BSC. Any permitted transferee or assignee shall take the Debenture to the terms of this Escrow Agreement. In the event of a conflict between the terms of this Escrow Agreement, the Agreement and the Debenture, the terms of this Escrow Agreement shall prevail.

        5.     Conversion of Debentures.

(a) As provided in paragraph 4 of the Debentures, Purchaser may give Notice of Conversion of the Debentures to BSC by facsimile to the number set forth in
Section 10 below. Conversion of Debentures may take place at any time until the Maturity Date of the Debentures, as defined in the Debentures, except that

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Purchaser must convert the entire principal amount of the Debenture funded by the Purchaser pursuant to this Escrow Agreement and the Agreement on or before January 19, 2000. As provided in paragraph 4 of the Debentures, within 5 business days of receipt of the Notice of Conversion, BSC shall deliver to the Purchaser, or to an account designated by Purchaser in the Notice of Conversion, certificates representing the shares of common stock to which the Purchaser shall be entitled by reason of the conversion ("Certificate"). Notwithstanding anything to the contrary contained in paragraph 4 of the Debenture, BSC may demand, in writing, that the Purchaser pay outstanding principal amounts of the Debenture ("Demand") even though Purchaser has not converted all or any amount of the Debenture into shares of common stock. The Demand is a provision for payment of the Debenture only. Conversions of the Debenture into shares of common stock shall be done in accordance with paragraph 4 of the Debenture, and may be in an amount which is no less than $10,000 but not necessarily as much as the Demand. However, the first Demand in the amount of $50,000 may be wade within 7 days from the date of this Escrow Agreement. Additional Demands may only be made beginning on February 1, 2000 in increments of $75,000. After February 1, 2000 each Demand may be made no less than 30 business days from last Demand, and provided that the closing bid price of BSC's common stock for the previous 5 consecutive trading days has not fallen below $.50 per share. Notwithstanding the foregoing, at BSC's request in writing, Purchaser may, at its sole option, make discretionary fundings of the Debenture at any time.

        (b) If BSC fails to timely deliver Certificates, as provided in Section 5(a) above, then BSC shall pay Purchaser $150 per day for each day late in delivering Certificates up to and including the 10th late day, and $500 per day for each day late in delivering the Certificates after the 10th late day ("Liquidated Damages"). Any Liquidated Damages incurred by BSC shall be payable immediately and in cash upon demand in writing by Purchaser, or its agent, to BSC. However, such Liquidated Damages may be deducted from any amounts owed to BSC by Purchaser pursuant to this Section 5. Notwithstanding anything contained in the Agreement to the contrary, including but not limited to the provisions of
Section 6 regarding the registration of restricted Conversion Shares, BSC shall be required to pay the Liquidated Damages set forth in this Section 5(c).

        6. Bankruptcy. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors, arc filed, voluntarily or involuntarily, by or on behalf of BSC, then the Purchaser shall not be required to make any further payment under the Debenture or to honor any Demand, and any and all further obligations of the Purchaser shall be abrogated at the election of Purchaser.

        7. Indemnification. Purchaser and BSC agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 8 below.

        8. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

        (a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations on the part of the Escrow Agent shall be read into this Escrow Agreement The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

        (b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct or gross negligence on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

        (c) The Escrow Agent shall be entitled to rely upon any order; judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine

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the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof . The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

        (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 8(b) above.

        (e) The Escrow Agent does nor have any interest in the Debentures or Conversion Shares or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.

        (f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Debentures to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Debentures and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

        (g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Debentures, or in the event that the Escrow Agent otherwise determines that the Debentures should be retained, then the Escrow Agent may retain the Debentures until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Debentures, or (ii) a written agreement executed by the other parties hereto directing delivery of the Debentures, in which case the Escrow Agent shall promptly deliver the Debentures in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

        (h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third parry except as provided in paragraph (g) with respect to a resignation by the Escrow Agent

        (i) This Escrow Agreement may be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.


        (j) BSC acknowledges and agrees that in any dispute involving this Escrow Agreement, the Agreement or the Debentures, that Escrow Agent may also act as counsel to the Purchaser, and BSC shall not assert in such circumstances that Escrow Agent's representation of the Purchaser shall constitute a conflict of interest.

        9. Governing Law. This Escrow Agreement shall be governed in all respects by the internal laws of the State of Texas. The parties agree to submit to the jurisdiction and venue of any state or federal court in

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Dallas having subject matter jurisdiction over the matter. Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 10 below, but the parties shall not be precluded from making service in any other manner permitted by law.

        10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by band or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as follows:

If to BSC:

BrowseSafe.Com, Inc.
335 West Ninth Street
Indianapolis, Indiana 46202-3003
Att'n: Mark W. Smith
Fax: 317-633-6655

With a. copy to:

Robert J. Milford, Esq.
Lowe Gray Steele & Darko, LLP
111 Monument Circle #4600
Indianapolis, Indiana 46204
Fax: 317-236-6472

If to Purchaser:

Rim Capital Group, L.L.C.
RIM Capital, L.L.C.
314 Highland Mall Boulevard East, #306
Austin, Texas 78752
Fax: 212-986-2907

If to Escrow Agent:

Edward H. Burnbaum, Esq.
Lynch Rowin Novack Burnbaum & Crystal, P.C.
300 East 42nd Street
New York. New York 10017
Fax: 212-986-2907

        11. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        12. Escrow Agent Fees. BSC shall pay the fees and expenses of the Escrow Agent in performing its obligations and in connection with the preparation of the transaction documents which shall be $22,500. The Escrow Agent Fee of $22,500 may be deducted from the Debenture purchase proceeds and shall be payable upon execution of the Agreement and this Escrow Agreement as follows:
$3,000 on the date hereof and $8,250 upon payment of the first Demand and $11,250 upon the payment of the second Demand, or upon the first and second discretionary funding, if any and if made earlier than the First Demand and Second Demand, all pursuant to this Escrow Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered, as of the day and year first above written.


                                                BROWSESAFE.COM, INC.


                                                By:            /S/
                                                     --------------------------
                                                       Mark W. Smith
                                                       President


                                                RIM CAPITAL GROUP, L.L.C.


                                                By:            /S/
                                                     --------------------------
                                                       (Illegible)

As to Escrow Only:

ESCROW AGENT
EDWARD H. BURNBAUM, ESQ.



By:            /S/
     ----------------------